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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



ICON Income Fund Eight A L.P.
ICON Income Fund Eight B L.P.



We consent to the use of our reports on (i) ICON Income Fund Eight A L.P. dated March 12, 1999, (ii) ICON Income Fund Eight B L.P. dated February 7, 2000 and
(iii) ICON Capital Corp. dated June 4, 1999, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG LLP



New York, New York
February 17, 2000